SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

                          Date of Report: June 8, 1999

                           BOWLES FLUIDICS CORPORATION
                             A Maryland Corporation
                              SEC File No. 2-37706
                           Employer ID No. 52-0741762
                                6625 Dobbin Road
                            Columbia, Maryland 21045
                                 (410) 381-0400

ITEM 5.   OTHER EVENTS.

     On April 14, 1999, the shareholders of Bowles Fluidics Corporation (the "Company") approved an amendment to the Company's Articles of Incorporation effecting a one-for-one thousand reverse split of its outstanding shares of common stock, par value $.10 per share (the "Reverse Split"). Any fractional shares resulting from the Reverse Split will be redeemed at the price of $1.25 per share of common stock outstanding immediately prior to the adoption of the proposed amendments and giving effect to the Reverse Split.

     Following the reverse stock split and purchase of resulting fractional shares of common stock, the number of record shareholders of the Company's common stock was reduced to approximately 160. Accordingly, on June 8, 1999, the Company filed with the United States Securities and Exchange Commission Form 15 suspending immediately its duty to file periodic reports with the Securities and Exchange Commission pursuant to Section 15(d) of the Exchange Act of 1934.

     Effective immediately, the Company will no longer file periodic reports with the Securities and Exchange Commission pursuant to Section 15(d) of the Exchange Act of 1934.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           BOWLES FLUIDICS CORPORATION

Dated: June 9, 1999                        By:  /s/ Eleanor M. Kupris, SECRETARY